                                                                    EXHIBIT (p)




              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                        COLLEGE RETIREMENT EQUITIES FUND

                      POLICY STATEMENT ON PERSONAL TRADING

INTRODUCTION

               The federal securities laws impose certain standards upon the personal trading activities of all individuals. In particular, all investors are precluded from engaging in insider trading or tipping. Investment company personnel, however, are subject to specific additional regulations that address potential conflicts arising from their personal investment activities. These potential conflicts -- and standards to address them -- are the subject of this Policy Statement on Personal Trading.

               All CREF Investments Area personnel are subject to the standards set forth in this Policy Statement. In addition, all TIAA-CREF personnel are subject to the Code of Business Conduct and to the TIAA-CREF Policy Statement on Conflicts of Interest.

               The Investment Law Division monitors TIAA-CREF's compliance with the federal securities laws. Investment area operating divisions have specific compliance responsibilities as stated below.

DEFINITIONS

               For the purposes of this Policy Statement:

        -      "Access Persons" means

               (1) All personnel of the CREF Investments Area including those personnel of TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. who are (i) members of a management Investment Committee ("Investment Committee Members"), (ii) portfolio management team members with direct responsibility and authority to make investment decisions ("Portfolio Managers"), (iii) analysts and desk traders that provide information and advice to, or help execute investment decisions ("Analysts and Traders"),
               (iv) other personnel who in the course of their normal duties obtain information about the purchase or sale of securities by the variable component of TIAA's Personal Annuity, the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds, any of the CREF Accounts or any other SEC registered investment company (each an "Investment Company"), and (v) CREF Investments external consulting staff, plus the respective Household Members of (i), (ii), (iii), (iv) and (v) above.



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                                       2

               Investment Committee Members, Portfolio Managers, and Analysts and Traders and their respective Household Members are collectively referred to herein as "Investment Personnel."

        - "Household Members" mean the spouse, domestic partner and any relative, by blood, marriage or adoption, who shares the same residence as the designated individual. Two adult individuals will be considered to be "domestic partners" if they are not related by blood, have resided together continuously for at least six months and intend to reside together on a permanent basis, are mutually responsible for their common welfare, and maintain no other such domestic partnership or marriage.

        - "Large Cap Securities" mean securities of companies with market capitalizations of $5 billion or more.

        - "Blind Trust" means a trust in which an Access Person has beneficial interest but with respect to which the Access Person has no direct or indirect investment control or influence (e.g., no control or influence over the selection or disposition of securities and no prior knowledge of transactions effected by the trust).

        - "Securities" do not include U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

        - "Small- and Mid-Cap Securities" mean securities of companies with market capitalizations of less than $5 billion.

SPECIFIC GUIDELINES

        - ACTIVELY MANAGED ACCOUNTS. The following requirements apply to the actively managed equity portfolios of any Investment Company excluding any enhanced index segments ("Actively Managed Portfolios").

        - PRECLEARANCE. Access Persons shall preclear all personal securities, futures and options investments by completing the appropriate preclearance form or through an automated process, if implemented.

               TRANSACTIONS IN SMALL- AND MID-CAP SECURITIES

               Investment Personnel

               Preclearance involves (i) inquiring of the CREF Trading Department as to the existence of an open order for the specific security (or allied issues such as convertibles or warrants), future, option or commodity in any Actively Managed Portfolio or the execution of a trade in the specific security by any Actively Managed Portfolio within the last seven calendar days; (ii) inquiring of the analyst who is responsible for the company or industry, and in the case of international securities, the country or sector manager; (iii) inquiring of the appropriate management team member for the Actively Managed Portfolios, as to whether an action or recommendation regarding the security (or allied issues), future or option is known to be imminent; (iv) for portfolio managers, obtaining approval from their supervisors; and (v) for analysts and sector managers, obtaining approval from their supervisors if the transaction involves a security which he or she follows. If no impediment exists, all parties should execute Exhibit A.

               Such preclearance is valid only for the business day in which the preclearance form is completed and the two following business days.

               NO PORTFOLIO MANAGER MAY EXECUTE A SMALL- OR MID-CAP TRANSACTION, IF AFTER THE CONSUMMATION OF THE TRANSACTION, THE SECURITY WOULD COMPRISE MORE THAN FIVE PERCENT OF HIS OR HER TOTAL SECURITIES PORTFOLIO. NO ANALYST OR SECTOR MANAGER MAY EXECUTE A TRANSACTION IN A SMALL- OR MID-CAP SECURITY THAT HE OR SHE FOLLOWS, IF AFTER THE CONSUMMATION OF THE TRANSACTION, THE SECURITY WOULD COMPRISE MORE THAN FIVE PERCENT OF HIS OR HER TOTAL SECURITIES PORTFOLIO.

               All Other Access Persons

               Preclearance involves inquiring of the CREF Trading Department as to the existence of an open order for the specific security (or allied issues such as convertibles or warrants), future or option in any Actively Managed Portfolio. If no impediment exists, all parties should execute Exhibit B.

               Such preclearance is valid only for the business day in which the preclearance form is completed.

               TRANSACTIONS IN LARGE CAP SECURITIES

               All Access Persons

               Preclearance involves inquiring of the CREF Trading Department as to the existence of an open order for the specific security which exceeds 20% of the average daily trading volume for the security (or allied issues such as convertibles or warrants), future or option in any Actively Managed Portfolio. In addition, portfolio managers must obtain approval from their supervisors. Analysts and sector managers must obtain approval from their supervisors if they propose to engage in a transaction involving a security which he or she follows. If no impediment exists, all parties should execute Exhibit C.

               Such preclearance is valid only for the business day in which the preclearance form is completed.

               All executed preclearance forms should be sent to CREF Investment Accounting - Compliance.

               NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, NO ACCESS PERSON MAY ENGAGE IN ANY SECURITY TRANSACTION FOR HIS OR HER PERSONAL ACCOUNT IF AT THE TIME OF THE TRANSACTION HE OR SHE HAS
               (i) MATERIAL NON-PUBLIC INFORMATION WHICH IS REASONABLY CERTAIN TO HAVE A MATERIAL EFFECT ON THE PRICE OF A SECURITY; (ii) WITH RESPECT TO ALL SECURITIES OTHER THAN LARGE CAP SECURITIES, HAS ACTUAL KNOWLEDGE THAT AN INVESTMENT COMPANY IS CONSIDERING EXECUTING A TRANSACTION IN THE SAME SECURITY OR (iii) WITH RESPECT TO LARGE CAP SECURITIES, HAS ACTUAL KNOWLEDGE THAT AN INVESTMENT COMPANY IS CONSIDERING EXECUTING A TRANSACTION IN THE SAME SECURITY WHICH EXCEEDS 20% OF ITS AVERAGE DAILY TRADING VOLUME. ANY SUCH TRANSACTION SHALL BE A VIOLATION OF THIS POLICY STATEMENT.

        - RECORDS OF TRANSACTIONS. Access Persons shall direct their brokers to supply duplicate confirmations of all personal transactions and of periodic statements for all securities, futures and options accounts to TIAA-CREF, P.O. Box 4704, New York, NY 10163.

        - INITIAL PUBLIC OFFERINGS. Access Persons are prohibited from acquiring securities in initial public offerings.

        - PRIVATE PLACEMENTS. Access Persons must obtain express prior approval of acquisitions of securities in a private placement from the Area Manager, CREF Investments. Access Persons who have acquired securities in a private placement must disclose that investment when participating in any subsequent consideration of an investment in the issuer by an Investment Company. A subsequent decision by an Investment Company to purchase securities of the issuer shall be subject to independent review by Access Persons with no personal interest in the issuer.

        -      BLACKOUT PERIODS.

               ALL TRANSACTIONS OTHER THAN TRANSACTIONS IN LARGE COMPANY SECURITIES

               Investment Personnel

               All Investment Personnel are prohibited from buying or selling a security (other than a Large Cap Security) within seven calendar days before and after an Investment Company trades in the security.

               All Other Access Persons

               All other Access Persons are prohibited from buying or selling any security (other than a Large Cap Security) on a day that an Investment Company has a pending buy or sell order in the security.

               TRANSACTIONS IN LARGE CAP SECURITIES

               All Access Persons

               All Access Persons are prohibited from buying or selling a Large Cap Security on a day that an Investment Company has a pending buy or sell order in the security which exceeds 20% of the average daily trading volume for the security.

        - BAN ON SHORT-TERM TRADING PROFITS. Access Persons are prohibited from profiting from the purchase and sale, or sale and purchase, of the same (or equivalent) securities (e.g., options or short sales of securities) within 60 calendar days.

        - GIFTS. Access Persons are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of TIAA-CREF or any direct or indirect subsidiary or affiliate.

        - SERVICE AS A DIRECTOR. Pursuant to TIAA-CREF's Guidelines for Participation on Outside Boards, Access Persons are prohibited from serving on the boards of directors of publicly traded companies without prior authorization. Access Persons serving as directors shall be isolated from personnel making investment



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                                       6

               decisions regarding a company on whose board such individual sits through appropriate procedures.

        - DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All access persons must disclose their personal securities holdings on an annual basis by submitting to Peter Clapman, Chief Counsel, an annual holdings report (Exhibit D) by January 30th of each year reflecting holdings as of December 31st. In addition, each person who becomes an access person on or after March 1, 2000 must submit an initial holdings report (Exhibit E) to Mr. Clapman within 10 days of hire or transfer.

        - CERTIFICATION OF COMPLIANCE WITH POLICY STATEMENT. Access Persons shall certify annually on Exhibit D that they have read and understand this Policy Statement and that they have complied with its requirements. This certification shall be sent to the Chief Counsel.

EXEMPTED TRANSACTIONS

               The following transactions are exempt from the prohibitions and restrictions contained in this Policy Statement except as specifically stated below:

        - CERTAIN CORPORATE ACTIONS - The acquisition or disposition of securities resulting from certain corporate actions such as stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

        - NO CONTROL OR INFLUENCE - Securities transactions over which an Access Person has no direct or indirect influence or control (e.g., transactions effected on behalf of an Access Person by a trustee of a Blind Trust).

               With respect to Blind Trusts, a memorandum must be sent to the Chief Counsel explaining how the Blind Trust will work and certifying that the Access Person is neither consulted or advised of any transaction effected by the Trust before it is executed.

               The Chief Counsel may request additional information and documentation regarding any transaction or account over which an Access Person reports he or she has no influence or control.

               Duplicate confirmations of such transactions and periodic statements for such accounts are not required to be sent to TIAA-CREF.




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                                       7

        - CERTAIN TRANSACTIONS INVOLVING BROAD-BASED MARKET INDICES - Purchases or sales of, and options and futures or options on futures on, broad-based market indices are exempt from the preclearance requirement and the ban on short-term trading profits. Such indices are currently limited to the S & P 100 and 500, and Russell 1000, 2000 and 3000 indices.

WAIVERS

        - Waivers from the prohibitions and restrictions contained in this Policy Statement may be granted on a case-by-case basis by the Chief Counsel when it is clear that no abuse is involved and the proposed transaction does not give rise to an actual or apparent conflict of interest, diversion of corporate opportunity, or appearance of impropriety. Any such waivers will be documented in writing and maintained by the Chief Counsel.

VIOLATIONS

        - Trades made in violation of this Policy Statement will be cancelled or, if cancellation is not practical, unwound and any profits realized on such trades disgorged to the appropriate Investment Company.

QUESTIONS AND RECORDKEEPING

        - Whenever an individual has any question as to the application of this Policy Statement, he or she should contact an Investment Law Division attorney.

        - Written records of all determinations under this Policy Statement, including actual or apparent violations and actions taken in respect thereto, shall be maintained by the Chief Counsel and reported quarterly to the General Counsel.


February 2001

                                                                       EXHIBIT A

           PRECLEARANCE FORM FOR INVESTMENT PERSONNEL FOR TRANSACTIONS
                        IN SMALL- AND MID-CAP SECURITIES

                   VALID FOR THE BUSINESS DAY IN WHICH FORM IS
             COMPLETED AND FOR THE TWO FOLLOWING BUSINESS DAYS ONLY

1. I wish to (Purchase/Sell) the following securities, futures, or options for my personal account(s) and am aware of no action within the last seven calendar days or current or pending actions regarding such securities, futures or options or affiliated issues in any actively managed segment of a CREF, TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds or any investment account funding any tuition savings program.

        Issue ______________________________________________________
        Any securities I propose to purchase are not part of an initial public offering.

               Name of staff person
                             (print)
                                        ----------------------------

                             Signature
                                        ----------------------------

               Name of person making transaction, if different (print)

                                        ----------------------------

2. There is no open active order nor has there been any transaction within the last seven calendar days for any security, future or option listed above or any affiliated issue.

               Name (print)
                             -----------------------             ------------------------
                             Trader                              Signature      Date

3. I am aware of no transactions within the last seven calendar days and no current or planned transactions for any security, future, or option listed above or any affiliated issue for any actively managed segment of a CREF, TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds, or any investment account funding any tuition savings program.

               Name (print)
                             -----------------------             ------------------------
                             Company/Industry Manager            Signature      Date

               Name (print)
                             -----------------------             ------------------------
                             Country/Sector Manager              Signature      Date

               Name (print)
                             -----------------------             ------------------------
                             CREF Global                         Signature      Date
                             Equities Account
                             Management Team
                             Representative

               Name (print)
                             -----------------------             ------------------------
                             CREF Growth Account,                Signature      Date
                             Mutual Funds Growth
                             Equity Fund & College
                             Savings Growth Fund
                             Management Team
                             Representative

               Name (print)
                             -----------------------             ------------------------
                             Stock Account Value                 Signature      Date
                             Sub-Portfolio Manager


               Name (print)
                             -----------------------             ------------------------
                             Mutual Funds                        Signature      Date
                             Int'l Equity
                             Fund Management Team
                             Representative

               Name (print)
                             -----------------------             ------------------------
                             Mutual Funds                        Signature      Date
                             Growth & Income
                             Fund Management Team
                             Representative

4.      For Analyst And Sector Manager Trades Within Assigned Sectors Only

               Name (print)
                             -----------------------             ------------------------
                             Supervisor                          Signature     Date

        I represent that, after the consummation of my proposed transaction in the above-named security, my holding of that security would comprise less than 5% of my total securities portfolio.

               Name (print)
                             -----------------------             ------------------------
                             Name of Analyst or Sector           Signature      Date
                             Manager

5.      For Portfolio Management Team Member Trades Only

               Name (print)
                             -----------------------             ------------------------
                             Supervisor                          Signature     Date

        I represent that, after the consummation of my proposed transaction in the above-named security, my holding of that security would comprise less than 5% of my total securities portfolio.

               Name (print)
                             -----------------------             ------------------------
                             Name of Portfolio                   Signature      Date
                             Management Team Member

                                                                       EXHIBIT B

             PRECLEARANCE FORM FOR ALL OTHER ACCESS PERSONS FOR ALL
                  TRANSACTIONS IN SMALL- AND MID-CAP SECURITIES

              VALID FOR THE BUSINESS DAY IN WHICH FORM IS COMPLETED

1. I wish to (Purchase/Sell) the following securities, futures, or options for my personal account(s) and am not aware of the existence of an open order for such securities in any actively managed segment of a CREF or TIAA-CREF Mutual Funds Account.

        Issue ___________________________________________________________
        Any securities I propose to purchase are not part of an initial public offering.

               Name of staff person
               or consultant        (print)
                                                   ----------------------------

                                    Signature
                                                   ----------------------------


               Name of person making transaction, if different (print)

                                                   ----------------------------

2. There is no open active order for any security, future or option listed above or any affiliated issue.

               Name (print)
                             -----------------            ----------------------
                             Trader                       Signature     Date




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                                                                       EXHIBIT C

                  PRECLEARANCE FORM FOR ALL ACCESS PERSONS FOR
                      TRANSACTIONS IN LARGE CAP SECURITIES

              VALID FOR THE BUSINESS DAY IN WHICH FORM IS COMPLETED

1. I wish to (Purchase/Sell) the following securities, futures, or options for my personal account(s) and am not aware of the existence of an open order which exceeds 20% of the average daily trading volume for such securities in any actively managed segment of a CREF or TIAA-CREF Mutual Funds Account.

        Issue ____________________________________________________________
        Any securities I propose to purchase are not part of an initial public offering.

               Name of staff person
               or consultant        (print)
                                                   ----------------------------

                                    Signature
                                                   ----------------------------


               Name of person making transaction, if different (print)

                                                   ----------------------------

2. There is no open active order which exceeds 20% of the average daily trading volume for the security, future or option listed above or any affiliated issue. The security, future or option listed above or any affiliated issue relates to a company with a market capitalization of at least $5 billion.

               Name (print)
                             ----------------------------
                             Trader

                             ----------------------------
                             Signature

                             ----------------------------
                             Date

3.      For Analyst And Sector Manager Trades Within Assigned Sectors Only

               Name (print)
                             ----------------------------
                             Supervisor

                             ----------------------------
                             Signature

                             ----------------------------
                             Date


4.      For Portfolio Management Team Member Trades Only

               Name (print)
                             ----------------------------
                             Supervisor

                             ----------------------------
                             Signature

                             ----------------------------
                             Date

                                                                       EXHIBIT D

                                  CONFIDENTIAL

                           ANNUAL DISCLOSURE STATEMENT
                                       FOR
                                 ACCESS PERSONS


        I acknowledge receipt of a copy of the TIAA-CREF Policy Statement on Personal Trading dated February, 2000 which I have read, understand, and complied with. I have also disclosed or reported all personal transactions and holdings required to be disclosed or reported pursuant to the requirements of the Policy Statement. As required by the Policy Statement, I hereby advise that I or a member of my household have the personal securities holdings set forth below:

(If no personal securities holdings need be reported, answer "None")


PERSONAL SECURITIES, FUTURES OR OPTIONS HOLDINGS (ATTACH ADDITIONAL SHEETS OF PAPER IF NECESSARY):

IDENTITY OF INVESTMENT                      NUMBER OF SHARES                         TOTAL PRINCIPAL AMOUNT
----------------------                      ----------------                         ----------------------








SIGNATURE                                   DATE
          ------------------------------         -------------------------------

PRINT NAME                                  DIVISION
           -----------------------------             ---------------------------




        SEE INSTRUCTIONS ON REVERSE SIDE
        RETURN FORM TO PETER CLAPMAN, CHIEF COUNSEL, INVESTMENTS

                                  INSTRUCTIONS


1.      SECURITIES HOLDINGS TO BE REPORTED.

        A. You should report every personal holding and interest, including those held:

                 (i) for your benefit by others (e.g., brokers, custodians and pledgees);

                (ii)  for the benefit of any member of your household;

               (iii)  by a partnership of which you are a partner;

               (iv) by a corporation of which you are a controlling person and which is used by you alone or with a small group as a medium for investing or trading in securities; and

                (v) by a trust over which you have any direct or indirect influence or control and of which either you or any member of your household is a beneficiary.

        B.     The following holdings need not be reported:

                 (i)  securities which are direct obligations of the United
                      States;

                (ii)  shares of registered open-end investment companies;

               (iii)  money market instruments; and

               (iv) accounts over which neither you nor any member of your household has any direct or indirect influence or control.

2. IDENTITY OF SECURITIES HOLDINGS. If the holding is a stock, identify by class (e.g., common stock or preferred stock) as well as the name of the issuer. If the holding is an option, future or commodity, list the relevant information (e.g., the underlying stock or asset for an option or future).

3.             SIGNATURE.  Date and sign report, and identify your Division.

                                                                       EXHIBIT E

                                  CONFIDENTIAL

                          INITIAL DISCLOSURE STATEMENT
                                       FOR
                                 ACCESS PERSONS


        I acknowledge receipt of a copy of the TIAA-CREF Policy Statement on Personal Trading dated February, 2000 which I have read and understand. As required by the Policy Statement, I hereby advise that I or a member of my household have the personal securities holdings set forth below:

(If no personal securities holdings need be reported, answer "None")


PERSONAL SECURITIES, FUTURES OR OPTIONS HOLDINGS (ATTACH ADDITIONAL SHEETS OF PAPER IF NECESSARY):

IDENTITY OF INVESTMENT                      NUMBER OF SHARES                         TOTAL PRINCIPAL AMOUNT
----------------------                      ----------------                         ----------------------






SIGNATURE                                   DATE
          ------------------------------         -------------------------------

PRINT NAME                                  DIVISION
           -----------------------------             ---------------------------




        SEE INSTRUCTIONS ON REVERSE SIDE
        RETURN FORM TO PETER CLAPMAN, CHIEF COUNSEL, INVESTMENTS

                                  INSTRUCTIONS


1.      SECURITIES HOLDINGS TO BE REPORTED.

        A. You should report every personal holding and interest, including those held:

                 (i) for your benefit by others (e.g., brokers, custodians and pledgees);

                (ii)  for the benefit of any member of your household;

               (iii)  by a partnership of which you are a partner;

                (iv) by a corporation of which you are a controlling person and which is used by you alone or with a small group as a medium for investing or trading in securities; and

                (v) by a trust over which you have any direct or indirect influence or control and of which either you or any member of your household is a beneficiary.

        B.     The following holdings need not be reported:

                 (i)  securities which are direct obligations of the United
                      States;

                (ii)  shares of registered open-end investment companies;

               (iii)  money market instruments; and

                (iv) accounts over which neither you nor any member of your household has any direct or indirect influence or control.

2. IDENTITY OF SECURITIES HOLDINGS. If the holding is a stock, identify by class (e.g., common stock or preferred stock) as well as the name of the issuer. If the holding is an option, future or commodity, list the relevant information (e.g., the underlying stock or asset for an option or future).

3.             SIGNATURE.  Date and sign report, and identify your Division.